UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2011

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 18, 2011, Carver Bancorp, Inc. (the “Company”) received notice from The Nasdaq Stock Market that the staff had made a determination that the Company did not regain compliance with the Nasdaq Listing Rule requiring securities listed on The Nasdaq Global Market to maintain a minimum price per share of $1.00 by the October 17, 2011 deadline set forth in the staff's April 18, 2011 notification of non-compliance. The staff's determination serve as an additional basis, in connection with the determination issued on September 27, 2011, for suspending trading in the Company's common stock and filing a Form 25-NSE removing the Company's common stock from listing and registration on The Nasdaq Global Market.

The Company has appealed this determination in conjunction with its appeal of the staff determination issued on September 27, 2011. The appeal stays the delisting of the Company's common stock until such time as the Company has been afforded a hearing, which is currently scheduled for October 27, 2011.

Item 9.01.    Financial Statements and Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CARVER BANCORP, INC.
DATE: October 18, 2011	By:	/s/ Mark A. Ricca
Mark A. Ricca
Executive Vice President, Chief Financial Officer and Chief Administrative Officer